UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2025

Q/C Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36268	22-2983783
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1185 Avenue of the Americas, Suite 249
New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 848-8698

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	QCLS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 8, 2025, Q/C Technologies, Inc. (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Ocean Avenue Holdings LLC (the “Consultant”), an entity affiliated with Martin Shkreli, pursuant to which, the Consultant agreed to provide certain consulting services to the Company, including evaluating companies and making related introductions, analyzing technologies and operations, reviewing and advising on potential acquisitions, introducing the Company to key opinion leaders and other industry experts, introducing prospective members of the Board of Directors of the Company and any other consulting or advisory services which the Company reasonably requests that the Consultant provides to the Company. The Consulting Agreement has a term of twelve (12) months, unless earlier terminated pursuant to the terms of the Consulting Agreement or upon the mutual written consent of the Company and the Consultant in accordance with the terms of the Consulting Agreement.

Pursuant to the Consulting Agreement, the Company agreed to (i) pay the Consultant a monthly fee equal to $12,500 per month (or, $150,000 annually) payable in arrears on a monthly basis, (ii) issue warrants to purchase up to an aggregate of 212,500 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company at an exercise price equal to $5.097 per share (the “Consultant Warrants”). The Consultant Warrants vest and become exercisable in four (4) substantially equal installments on each quarterly anniversary of the issuance date, provided that the Consultant continues to provide services to the Company through such applicable vesting dates and expire five (5) years from the date of issuance, and (iii) grant to the Consultant 212,500 restricted shares of Common Stock, which vest in four substantially equal installments on the quarterly anniversaries of the issuance date, provided that the Consultant continues to provide services to the Company through such vesting date and subject to the related restricted stock award agreement.

Under the terms of the Consultant Warrants, the Consultant may not exercise the Consultant Warrants to the extent (but only to the extent) the Consultant or any of its affiliates would beneficially own a number of shares of Common Stock which would exceed 4.99%, or, at the election of the Consultant, 9.99% of the outstanding shares of Common Stock of the Company.

The Consultant Warrants and shares of Common Stock issuable upon exercise of such Consultant Warrants were issued pursuant to an exemption from registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act of the Securities Act and in reliance on similar exemptions under applicable state laws.

The foregoing descriptions of the Consulting Agreement and the Consultant Warrants do not purport to be complete and are qualified in their entirety by reference to the full texts of the Consulting Agreement and Form of Consultant Warrant, copies of which are filed as Exhibits 10.1 and 4.1 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The matters described in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference. In connection with the issuance of the Consultant Warrants as described in Item 1.01 on this Current Report on Form 8-K, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act for transactions not involving a public offering.

Item 8.01 Other Events.

On December 9, 2025, the Company issued a press release announcing the Consulting Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Consultant Warrant.
10.1	Consulting Services Agreement, dated as of December 8, 2025, by and between the Company and Ocean Avenue Holdings LLC.
99.1	Press release, dated December 9, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q/C TECHNOLOGIES, INC.

Date: December 9, 2025	By:	/s/ Joshua Silverman
	Name:	Joshua Silverman
	Title:	Executive Chairman